                                                                    EXHIBIT 99.1

                         [LOGO OF HOMESTORE.COM, INC.]

              HOMESTORE TO CONCLUDE INTERNAL INQUIRY BY MID-MARCH

                  The Company Will Restate Year 2000 Results

WESTLAKE VILLAGE, CA-February 13, 2002-Homestore.com, Inc. (NASDAQ:HOMS) announced today that it will restate its financial results for the year ended December 31, 2000 and is expected to conclude its internal accounting inquiry and file restated financial statements by mid-March 2002.

"The restatements involve historical accounting issues that will be corrected, but do not relate to the ongoing operations of Homestore," said Mike Long, Homestore's Chief Executive Officer. "We are intensely focused on serving our customers. The company has sufficient financial resources to meet our customer commitments and to fund the growth of our business."

The company stated that it expects its cash flow operations to be positive for the full year 2002 and that it had cash and cash equivalents available to fund operations of approximately $48 million at December 31, 2001, in addition to restricted cash of approximately $100 million.

The company previously announced that it intends to restate its quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2001. Accordingly, investors should not rely on the company's previously filed reports on Forms 10-Q for those quarters, the previously filed report on Form 10-K for the year ended December 31, 2000, or the financial statements contained therein. The restatements are a result of the ongoing inquiry being conducted by the Audit Committee of the company's Board of Directors into the company's historical accounting practices.

ABOUT HOMESTORE
Homestore (Nasdaq: HOMS) is the leading supplier of online media and technology to the real estate industry. The company operates the #1 network of home and real estate Web sites including flagship site REALTOR.com(R), the official Web site of the National Association of REALTORS(R); HomeBuilder.com(TM), the official new home site of the National Association of Home Builders; Homestore.com(TM) Apartments & Rentals; and Homestore.com(TM), a home information resource.

CAUTION REGARDING FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to material risks and uncertainties and investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. These forward-looking statements include: (i) the statement that the company expects to conclude its internal accounting inquiry and file restated financial statements by mid-March 2002; (ii) the statements of Mike Long, Chief Executive Officer, with respect to ongoing operations of Homestore and the company having sufficient financial resources to meet its customer commitments and to fund the growth of the company's business; and (iii) the statement by the company that it expects its cash flow from operations to be positive for the full year 2002. Actual results may vary materially from those indicated in the forward-looking statements.

The company's announced anticipated restatements of financial results are based on the company's current expectations and are subject to uncertainty and the completion of the inquiry currently being conducted by the Audit Committee. The company cannot at this time quantify the exact amounts of such restatements, and the company may determine to restate additional amounts that could have a further material adverse impact on the company's reported financial results. There can be no assurances that any final restatements will not include revisions to the announced adjustments, require additional adjustments or cover additional periods. Shareholder litigation has been filed against the company concerning these matters.

Reported historical results should not be considered as an indicator of future performance. Risks and uncertainties that may affect our future results include, but are not limited to, the following: changes in global economic, business, competitive market and regulatory factors, our ability to raise additional amounts of cash to fund our planned operations, our ability to maintain and manage favorable agreements and relationships with the National Association of REALTORS (R), the National Association of Home Builders, other individuals and entities in real estate professional community, and Internet portals; our ability to continue to obtain a large percentage of available real estate property listings; acceptance by consumers and real estate professionals of our business model; the success of strategic alliances and joint ventures that we enter into; cyclical, seasonal and other changes in the real estate markets; seasonality and other fluctuations in the company's financial results; our ability to maintain high reliability for our server-based Web services; our ability to protect our intellectual property; uncertainty as to the timing and amount of future Internet-related revenue and profits, including revenues from advertising; the occurrence of unforeseen expenses in the future; and our ability to retain and motivate our employees. The matters discussed in this press release also involve risks and uncertainties described from time to time in our filings with the SEC.

                                      ###

Financial contact:
DeLise Keim
(805) 557-2599
delise.keim@homestore.com

Media contact:
Gary Gerdemann
(805) 557-3597
gary.gerdemann@homestore.com
----------------------------